Exhibit 99.1

Forian Inc. Announces

$12 Million Private Placement of Common Stock

Newtown, PA / April 12, 2021 / Forian Inc. (Nasdaq:FORA), a provider of software and technology-enabled services for the healthcare and cannabis industries, announced today that it has entered into a securities purchase agreement with a select group of institutional and accredited investors to raise gross proceeds of $12,000,000 resulting from the sale of 1,191,743 shares of its common stock at an average purchase price equal to $10.21 per share. The Company did not engage a placement agent in connection with the private investment in public equity (“PIPE”) financing.

Investors include both unaffiliated investors as well as directors of the Company. An independent Special Committee of Forian’s Board of Directors was established to review and negotiate the transaction on behalf of the Company. An institutional investor led the negotiations for the unaffiliated investors. Directors purchased 560,461 shares of common stock at a purchase price of $11.33 per share, which amount represents the consolidated closing bid price of the Company’s common stock as reported by the Nasdaq Stock Market LLC on Friday April 9, 2021, the last trading day prior to execution of the securities purchase agreement. Directors participating in the financing include Executive Chairman Max Wygod, Adam Dublin, Stanley Trotman, Dr. Mark Adler and Martin Wygod. Unaffiliated investors purchased 631,282 shares of common stock at a purchase price of $8.95 per share, which price was negotiated on Friday, April 9, 2021, and represents an approximately 15% discount to the preceding day’s volume weighted average price. There are no warrants or other securities included with the PIPE financing.

The Company expects to use the proceeds of the PIPE financing, together with other available funds, for data acquisition, working capital and general corporate purposes, including potential acquisition or investment in technologies, intellectual property or businesses that complement the Company’s business.

The securities sold in the PIPE financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to use its reasonable commercial efforts once eligible to file a registration statement on Form S-3 with the United States Securities and Exchange Commission (“SEC”) registering the resale of the shares of common stock sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Forian
Forian provides a unique suite of SaaS solutions, data management capabilities and proprietary data and analytics to optimize and measure operational, clinical and financial performance for customers within the traditional and emerging life sciences, healthcare payer and provider segments, as well as cannabis dispensaries, manufacturers, cultivators and regulators. For more information, please visit the Company’s website at www.forian.com.

Cautionary Statements Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond the control of Forian, and are not guarantees of future results, such as statements about the anticipated benefits of the business combination transaction involving Forian, MOR and Helix, future financial and operating results, company strategy and intended product offerings and market positioning. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Forian’s business, operations, strategy and goals; Forian’s ability to execute on its strategy; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Forian's Annual Report on Form 10-K filed with the SEC on March 31, 2021 and elsewhere in Forian’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of the date hereof, and Forian undertakes no duty to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Media Contact:
Josh Vlasto
917-881-9662
forian.com
josh.vlasto@forian.com

Investor Contact:
908-824-3410
forian.com/investors
ir@forian.com